UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

FIRST DATA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 LIBERTY STREET 29th FLOOR NEW YORK, NEW YORK	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:(800) 735-3362

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item     2.02    Results of Operations and Financial Condition.

On May 4, 2015, First Data Corporation (FDC) issued a press release relating to FDC’s financial results for the first quarter of 2015. A copy of the press release is attached as Exhibit 99.1 and hereby incorporated by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934 (Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of FDC under the Securities Act of 1933 or the Exchange Act except as shall be expressly set forth by specific reference to such filing.

Item     2.05       Costs Associated with Exit or Disposal Activities

On May 4, 2015, FDC announced a program to decrease its annualized expense base by optimizing our facility footprint and offshoring certain support activities. This program, which amends our program previously announced in the fourth quarter of 2014, is expected to result in cash restructuring charges of $75 million that will be taken over the next several years, beginning in the second quarter of 2015. The net charge is expected to include costs for severance, retention and transition, asset impairments, professional services fees and gains/losses on the sale of facilities. The majority of the net charge is related to personnel (severance, retention and transition). FDC expects the annualized savings related to this program to be $200 million.

The amount of the restructuring charges noted above are estimates, and the actual charges could vary materially based on a number of factors including, but not limited to, the following: 1) the level of employee terminations, 2) factors relating to real estate, such as proceeds from the sale of buildings, amount of sublease income, and lease termination costs and other related expenses, and 3) foreign currency exchange fluctuations.

Item	9.01 Financial Statements and Exhibits.

(d)	The following is a list of the Exhibits filed or furnished with this report.

Exhibit Number	Description of Exhibit
99.1	Press Release issued by FDC on May 4, 2015

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Compliance Statement for Forward-Looking Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

By: /s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

Date: May 4, 2015

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